UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2015

CICERO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26392	11-2920559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Regency Parkway Suite 542 Cary, North Carolina	27518
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 380-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

On July 15, 2015, Cicero, Inc. (the “Company”) entered into a Stock and Warrant Purchase Agreement (the “Purchase Agreement”) with investors named therein, including Privet Fund LP (“Privet”), Thomas Avery, four directors of the Company, including John L. Steffens, Donald Peppers, Bruce D. Miller and Mark Landis and three other persons (collectively the nine investors are referred to as the “Purchasers”), pursuant to which the Purchasers severally purchased, in the aggregate, 25,000,000 shares of the Company’s common stock and warrants to purchase up to an aggregate of 205,277,778 shares of the Company’s common stock (“Warrants”) for an aggregate consideration of $1,000,000.

The Warrants are exercisable for a period of three years beginning at any time after 60 days of issuance. The exercise prices of the Warrants are as follows: (i) Warrants to purchase up to 87,500,000 shares of the Company’s common stock are exercisable at a price of $0.04 per share (“Tranche I”); (ii) Warrants to purchase up to 77,777,778 shares of the Company’s common stock are exercisable at a price of $0.045 per share (“Tranche II”); and (iii) Warrants to purchase up to 40,000,000 shares of the Company’s common stock are exercisable at a price of $0.05 per share (“Tranche III”). The Warrants are exercisable only for cash, as the exercise price paid is intended to increase the funding of the Company. All the exercise prices and numbers of shares are subject to customary anti-dilution provisions. The Warrants contain an exercise limitation provision that prohibits exercise of the Warrants to the extent that the exercise would result in the issuance of shares of the Company’s common stock that would cause either (a) the Company to be deemed an investment company under the Investment Company Act of 1940, as amended, or (b) an ownership change within the meaning of Internal Revenue Code Section 382 (and applicable U.S. Treasury regulations pursuant to such section) limiting the use of the Company’s net operating losses, carryforwards and other tax attributes.  Because the Company does not have a sufficient number of authorized shares at this time to permit it to issue the shares upon exercise of the Warrants, the exercise of the Warrants is also subject to the Company obtaining authorization of the stockholders and filing an amendment to the certificate of incorporation to increase the number of authorized shares of the Company’s common stock within 60 days after the closing of the transaction. Once that increase in the capitalization has been completed, the Company is obligated to reserve a sufficient number of shares of the Company’s common stock to enable the exercise of the Warrants.

The use of proceeds from this transaction are for general corporate purposes, as approved from time to time by the Board of Directors (the “Board”), which approval must include approval by a majority of the directors that have been designated by Privet. (See below: Description of the Investor Rights Agreement and Voting Agreement.)

Mr. Steffens gave an option to the Company for it to require the conversion of outstanding interest due on previously converted notes in favor of Mr. Steffens at a conversion rate of $0.10 per share, which as of July 8, 2015, would have resulted in the issuance of 13,608,700 shares of the Company’s common stock if the Company option were exercised.

The Company is obligated to seek the authorization of the stockholders and, if approved, file an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to, among other things, increase the authorized but unissued shares of the Company’s common stock to not less than 600,000,000 shares. The Company is required to have the increase in shares completed within sixty days of the closing date of the Purchase Agreement. The Company plans to promptly file a proxy statement with the Securities and Exchange Commission, seeking stockholder approval for the amended and restated Certificate of Incorporation.

In addition to the capitalization changes to be proposed to the stockholders, the Board has also considered and adopted other changes to the Certificate of Incorporation, which will be submitted to the stockholders for their approval.  These changes include the following: (i) a limitation on stockholders being able to act by written consent so long as Privet owns 30% of the outstanding common stock, (ii) a limitation on who may call a special meeting, being restricted to only the Board, (iii) a provision that waives any rights that the Company has in any corporate opportunities that may be separately offered to Privet, (iv) waiver of the application of Section 203 of the Delaware General Corporate Law  to the investment by Privet, (v) the designation of the state courts of the State of Delaware as the only forum in which stockholder actions under the Delaware General Corporate Law, Certificate of Incorporation and by-laws of the Company may be brought, and (vi) to authorize a class of “blank check” preferred stock to replace the current form of convertible preferred stock, which will give the Company greater flexibility with respect to creating different preferred stock classes to suit the particular circumstances.

In connection with the execution of the Purchase Agreement, the Company entered into an Investor Rights Agreement with Privet and Mr. Steffens (the “Investors”), granting the Investors the right to require the Company to file with the Securities and Exchange Commission up to four requested registration statements to register for resale the Investors’ shares of common stock purchased under the Purchase Agreement and purchased upon exercise of any of the Warrants (the “Registrable Securities”). The Investors also are granted unlimited “piggy-back” registration rights with respect to the Registrable Securities. The obligation to register the Registrable Securities continues until those securities have been sold or transferred by the holders of the registration rights or may be sold without limitation under Rule 144 or otherwise may be sold without restriction.

The Investor Rights Agreement also requires that the Company’s Board take the following actions:

(i) upon execution of the Investor Rights Agreement to obtain the resignations of four members of the Board designated by the Chairman of the Board, to amend the Company’s Bylaws to reduce the size of the Board from nine members to seven members and to vote to elect two persons designated in writing by Privet to fill the vacancies and serve on the Board;

(ii) upon exercise in full of the Tranche I Warrants by Privet to obtain the resignations of one member of the Board designated by the Chairman of the Board and to vote to elect a candidate designated in writing by Privet to serve on the Board; and

(iii)           upon full exercise of all tranches of warrants by Privet to obtain the resignations of two members of the Board designated by the Chairman of the Board and to reduce the size of the Board from seven members to five members with the three Privet designees remaining on the Board.

The Purchase Agreement, Investor Rights Agreement and Form of Warrant are attached hereto as exhibits and the descriptions above are qualified in their entirety by reference to the exhibits.

As a condition to closing under the Purchase Agreement, Privet and Mr. Steffens have entered into a voting agreement covering the shares of common stock owned by them for a period until the later of the date on which the matters governed by the voting agreement have been implemented or the expiration of the Warrants.  The voting agreement requires the parties to vote in favor of an amendment to the Certificate of Incorporation to increase the number of shares of authorized common stock of the Company sufficient to enable the Company to be able to issue the shares of common stock that may be purchased under the terms of the Warrants, including any anti-dilution provision, and to be able to reserve that number of shares for those exercises. The voting agreement also requires the parties to vote to implement the changes in the Board described above in connection with the Investor Rights Agreement, including taking action to remove directors if resignations to achieve the changes are not obtained.  The parties agree not to transfer their shares unless the transferee takes them subject to the terms of the voting agreement.  In addition to this voting agreement, Privet and Mr. Steffens are entering into similar voting agreements with each of (i) Mark Landis and Carolyn Landis and (ii) Don Peppers to amend the certificates of designations of the Series A-1 and B Preferred Stock, respectively, to cause the automatic conversion of each of the series of preferred stock into common stock upon the occurrence of equity financing in the Company of $1,000,000 or more. The acquisition of the shares under the Purchase Agreement will meet the $1,000,000 dollar requirement; therefore upon approval of the amendments to the terms of the two classes of outstanding preferred stock, all the shares of those two classes will convert into shares of common stock.  Upon conversion, the Company will issue approximately 11,899,628 shares of common stock. The Company is not a party to any of the voting agreements.

As a result of the transaction, (i) Privet will become the record holder of approximately 10.1% of the outstanding and issued shares of common stock, and have the right to purchase under the Warrants an additional 149,852,778 shares of common stock which will correspondingly increase its percentage of ownership and it will have the right to appoint directors as described above, and (ii) Mr. Steffens will decrease his current 65.5% ownership of the common stock of the Company to 59.3%, while retaining his current control position in the common stock.  Together Privet and Mr. Steffens, upon completion of the transaction, excluding the exercise of the Warrants, have a majority of the voting control of the Company.

In connection with the closing of the transaction under the terms of the Purchase Agreement, the Board took action to waive application of Section 203 of the Delaware General Corporation Law in respect of the investment in the Company by Privet.  In general, this statute prohibits a publicly-held Delaware corporation from engaging in a business combination with anyone who owns 15% or more of its common stock, for a period of three years after that person has acquired the 15% ownership.

The Company has obtained a new inventions assignment and non-competition agreement from employees who previously did not have such agreements.  A form of the agreement is attached to this Current Report on Form 8-K.

Item 3.02 — Unregistered Sales of Equity Securities

The securities described in Item 1.01 above are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act. The securities were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

The information required by this Item 3.02 is incorporated by reference to Item 1.01 of this Current Report on Form 8-K.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 15, 2015, Charles Porciello, Jay Kingley, John Atherton and Antony Castagno notified the Company of their respective resignations from the Board, effective immediately.  Each has resigned voluntarily and has not objected to the disclosure about their resignations stated herein.

In connection with the resignations, the Board reduced the size of the board from nine directors to seven directors.  See item 5.03 herein.

On July 15,  2015, the Board appointed Ryan Levenson and Thomas Avery as new independent directors of the Company to fill vacancies on the Board as a result of the resignations described above.

Mr. Levenson is currently and has been Principal and Managing Member of Privet Fund Management LLC, an investment firm, since its founding in February 2007.  Mr. Levenson currently serves as a director of RELM Wireless Corp (NYSE MKT: RWC), a manufacturer and distributor of wireless communications products.  Previously, Mr. Levenson served as a director and member of the Compensation, Organization and Corporate Governance Committee of Material Sciences Corp. (NASDAQ: MASC) from May 2013 until its sale in March 2014. Mr. Levenson also served as a member of the board of directors and Compensation and Audit Committees of The Middleby Corporation (NASDAQ: MIDD) from May 2006 until November 2012. Prior to founding Privet Fund Management LLC in February 2007, Mr. Levenson served as Vice President of Business Development at MSI, a privately held building products distributor and construction services company, from 2003 until 2006. Prior to his service with MSI, Mr. Levenson served as a financial analyst for Cramer Rosenthal McGlynn’s long/short equity hedge fund after working at SAC Capital Advisors LLC in a similar capacity. Mr. Levenson graduated from Vanderbilt University with a degree in art history.

Mr. Avery has over 37 years of investment banking and venture capital experience which includes serving as a Managing Director at Raymond James & Associates from 2000 until 2014; the head of the investment banking group at Interstate/Johnson-Lane from 1995 to 2000; a general partner at Noro-Moseley Partners from 1989 to 1995; a general partner at Summit Partners from 1984 to 1989; and Senior Vice President at The Robinson-Humphrey Company from 1977 to 1984.  During his career as a venture capitalist, Mr. Avery served on numerous private company boards, assisting those companies with advice and help in financing their enterprises; planning and executing growth strategies; and building effective management teams.  Mr. Avery is currently serving on the board of directors of KIPP Metro Atlanta, a national charter school organization serving low income, minority children.  Mr. Avery graduated Summa Cum Laude from the Georgia Institute of Technology with a bachelor’s degree in industrial management and from the Harvard Business School with a master’s degree in business administration.

No family relationship has ever existed between Mr. Levenson or Mr. Avery and any current director or executive officer of the Company or any person contemplated to become such.

Except as set forth on this Form 8-K, there are no related party transactions between the Company and Mr. Levenson or Mr. Avery reportable under Item. 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

As Mr. Levenson and Mr. Avery are non-employee directors, the Company has not entered into an employment agreement with either Mr. Levenson or Mr. Avery.  Except as set forth herein, there are no arrangements between Mr. Levenson or Mr. Avery and any other person pursuant to which Mr. Levenson or Mr. Avery was selected as a Company director.

In connection with the changes in the Board, it also approved a new form of indemnification agreement for all the directors. A copy of the form of indemnification agreement has been filed as an exhibit to this Current Report on Form 8-K, and replaces the prior agreement.  All the current directors have executed a version of this form.

Item 5.03 – Amendment to Bylaws

Effective as of July 15, 2015, the Company adopted an amendment and restatement of its bylaws (the “Amended and Restated Bylaws”) in connection with the closing of the transaction set forth in this Form 8-K.  The Board had previously approved the Amended and Restated Bylaws to become effective immediately prior to and contingent upon the closing of the Purchase Agreement.

Under the Amended and Restated Bylaws, the Board took action to change the number of directors from nine directors to seven directors.

A copy of the Amended and Restated Bylaws is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as of July 15, 2015,

10.1	Stock and Warrant Purchase Agreement, dated as of July 15, 2015, by and among the Company and the purchasers named thereto.

10.2	Investor Rights Agreement, dated as of July 15, 2015, by and among the Company, Privet Fund LP and John L. Steffens.

10.3	Form of Warrant to Purchase Shares of Common Stock, dated as of July 15, 2015, issued to the purchasers thereof.

10.4	Form of Indemnification Agreement for directors of the Company, as of July 2015.

10.5	Form of Inventions and Non-Competition Agreement for Employees of the Company, as of July 2015.

99.1	Voting Agreement, dated as of July 15, 2015, by and between Privet Fund LP and John L. Steffens.

99.2	Series A-1 Preferred Stock Voting Agreement, dated as of July 15, 2015, by and among Privet Fund LP, John L. Steffens and Mark and Carol Landis.

99.3	Series B Preferred Stock Voting Agreement, dated as of July 15, 2015, by and among Privet Fund LP, John L. Steffens and Don Peppers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cicero, Inc.

Date: July16, 2015	By:	/s/ John Broderick
John Broderick,
Chief Executive Officer